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                                                                   EXHIBIT 10.22

                       CONFIDENTIAL SEPARATION AGREEMENT
                       ---------------------------------
                         AND GENERAL RELEASE OF CLAIMS
                         -----------------------------

     1. Scott Chalmers ("Employee") was employed by Brio Technology, Inc. (the "Company") on or about August 3, 1999. Employee and the Company have now mutually agreed to terminate Employee's employment with the Company. It is the Company's desire to provide Employee with certain benefits and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below. This Agreement will become effective on the eighth day after it is signed by Employee (the "Effective Date"), provided that Employee has not revoked this Agreement (by written notice to Nancy Raab or Amanda Willson at the Company) prior to that date.

     2. Employee agrees to resign his position as an officer of the Company (Executive Vice President, Worldwide Sales) and to terminate his employment with the Company as of March 31, 2001 (the "Resignation Date"). Notwithstanding such resignation, Employee agrees to make himself available to provide transition assistance to the Company's Executive Vice President, Sales during the month of April 2001.

     3. In consideration for the release of claims and other obligations set forth in this Agreement, the Company will provide Employee with the following severance benefits in connection with and/or following the Resignation Date:

         (a) The Company will continue payment of Employee's salary at his current monthly base salary rate ($19,166.66), less applicable withholding, to employee, or in the event of his death, to his heirs or assigns, through March 31, 2002, which salary shall be paid on the regular payroll dates set by the Company;

         (b) To the extent that Employee earns any bonuses/commissions pursuant to Employee's Compensation Plan ("Fiscal Year '01 - April 1, 2000 to March 31, 2001") on or before the end of fiscal year 2001, the Company will pay such bonuses/commissions to Employee in accordance with the Company's normal operating procedures;

         (c) The Company will pay Employee a bonus of $31,000 (reduced by applicable withholding at the time of payment), which bonus will be paid on April 30, 2001;

         (d) The Company will accelerate the vesting and exercisability of the Company stock options held by Employee such that the number of shares set forth in the column entitled "Vested" on the Personnel Option Status summaries attached as Exhibit A to this Agreement are vested and exercisable by Employee
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as of the Resignation Date.  In accordance with the terms of the applicable stock option agreements between Employee and the Company, the vested options shall remain exercisable (to the extent not already exercised by Employee) through the end of the Consulting Period described in section 4 below, and after the end of the consulting period pursuant to the terms of the governing stock option agreement;

          (e) Employee will continue to be covered by the Company's group health insurance plan through the Resignation Date. After such date, Employee may elect to purchase continued group health insurance coverage in accordance with COBRA. In the event that Employee elects such COBRA benefits, the Company will reimburse Employee for the premiums paid for the first 6 months of coverage. Following the Resignation Date, Employee will not be eligible to participate in any other benefit programs provided to Employee prior to such date or any other benefit program provided by the Company to its employees;

          (f) Employee will retain possession of his laptop computer once it has been reviewed and scrubbed and all proprietary information has been removed by the IT Department; and

          (g) The Company will continue to provide Employee with a voicemail box on its voicemail system and an email account on its email system through the earlier of September 30, 2001 or upon the Employee securing another job; provided however that Employee's use of the voicemail and email systems shall be appropriate and in accordance with Brio stated policies.

     4. From April 1, 2001 through September 30, 2002 (the "Consulting Period"), the Company agrees to retain Employee and Employee agrees to make himself available at least one day per week to provide consulting services for the Company, as requested from time to time by the Company. As consideration for such services, the Company will pay Employee a $3,850 monthly retainer fee for the duration of the Consulting Period, payable each month within five (5) business days following submission of an invoice by Employee. This amount shall be in addition to any payments set forth in Paragraph 3 (a).

5. In the event of change of control, the Company agrees the new entity will assume all the obligations under this agreement.

     6. In consideration for the benefits to be provided to Employee by the Company under this Agreement, Employee and his successors release the Company and its shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of Employee's employment with the Company, the termination of his employment with the Company, or any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date of this Agreement, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law, excluding any rights to indemnification provided under the terms of the indemnification agreement entered into by and between the Company and Employee in 1999 or under applicable state law.

     7. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

          A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                                      -2-
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Employee waives any rights that he has or may have under section 1542 or any similar provisions of the laws of any other jurisdiction, including Colorado, to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

     8. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of "Employee Proprietary Information and Inventions Agreement" he executed as an employee of Sqribe. Employee further acknowledges and agrees that he will continue to maintain the confidentiality of all confidential and proprietary information of the Company and that he shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property of the Company, until after such time as such information has become publicly known otherwise than by act of collusion of Employee.

     9. Employee acknowledges and agrees that through the end of the Consulting Period he will not provide services to any competitor of the Company who engages in the business of analytical applications, analytical tools, query and reporting tools, dashboard building and delivery and business intelligence software including but not limited, to the following companies: Cognos Inc., Business Objects, Viador, Actuate, Seagate, MicroStratagies, Informatica, Alphablox, E.piphany, Hyperion Solutions and Plum Tree.

     10. Employee agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Employee further agrees that he will not, at any time in the future, make any critical or disparaging statements about the Company, its products or its employees, unless such statements are made truthfully in response to a subpoena or other legal process.

     11. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

     12. In the event of any dispute or claim relating to or arising out of Employee's employment relationship with the Company, this Agreement, or the termination of Employee's employment with the Company (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race, national origin, disability or other discrimination or harassment), Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. Employee and the Company hereby waive their respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any claims for injunctive relief by either the Company or Employee.

     13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described above. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING
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THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS
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                                      -3-
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AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER
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UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE
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MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL
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NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES
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THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN
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EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPHS 3 AND 4.
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Dated: April 1, 2001                            /s/ Scott Chalmers
                                                ------------------
                                                Scott Chalmers


                                                Brio Technology, Inc.


                                                By: /s/ Nancy Raab
                                                    --------------
Dated: April 1, 2001                            VP, Human Resources

                                      -4-